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                                                                  EXHIBIT 10.102



                                     ANNEX I


                              SUPPLEMENTAL TERMS TO
                          MASTER REPURCHASE AGREEMENT,
                       DATED AS OF FEBRUARY 4, 1998, AMONG
                       MERRILL LYNCH MORTGAGE CAPITAL INC.
                                       AND
                       ONYX ACCEPTANCE FUNDING CORPORATION


APPLICABILITY. These Supplemental Terms (the "Supplemental Terms") to Master
        Repurchase Agreement (the "Repurchase Agreement") modify the terms and conditions of the Repurchase Agreement and the terms under which the parties hereto may, from time to time, enter into Transactions (the Repurchase Agreement, together with these Supplemental Terms, the "Agreement"). The Agreement shall be read, taken and construed as one and the same instrument. Capitalized terms used in these Supplemental Terms and not otherwise defined herein shall have the meanings set forth in the Repurchase Agreement.

ADDITIONAL DEFINITIONS.

        Notwithstanding the definition set forth in Paragraph 2(j) of the Repurchase Agreement, with respect to Eligible Assets, the "Market Value" of Eligible Assets shall be the price of Purchased Auto Loans, determined, as of any date of determination, to be the fair market value thereof as determined solely by Buyer; provided, however, that (i) a Market Value of zero shall be assigned to each Eligible Asset that is more than thirty (30) days delinquent, (ii) the Market Value of Eligible Assets shall not in any event exceed the outstanding principal amount thereof, (iii) any Eligible Asset that has been subject to the Agreement for more than 120 days in aggregate shall have a Market Value of zero, (iv) any Wet Eligible Asset that is subject to the Agreement for more than three (3) business days without having become a Dry Eligible Asset shall have a Market Value of zero and (v) any Eligible Asset with respect to which there is a breach of a representation or warranty that is not cured within any applicable cure period shall have a Market Value of zero.

        "Affiliate Purchase Agreement" shall mean that certain Sale and Servicing Agreement dated as of February 4, 1998 by and between Seller and Onyx, a copy of which is attached as Exhibit G.


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        "Auto Loan" shall mean either (i) a promissory note and the related security agreement or (ii) a retail installment sale contract for a Financed Vehicle.

        "Borrower" shall refer to the obligor on any Eligible Asset.

        "Buyer" shall mean MLMCI.

        "Buyer's Margin Percentage" shall refer to the percentage used to calculate Buyer's Margin Amount, which shall be 112.5% unless otherwise agreed by the parties and set forth in the related Confirmation.

        "Code" shall refer to the Internal Revenue Code of 1986, as amended.

        "Computer Tape" shall mean a computer tape of information relating to the Eligible Assets generated by the Servicer in a format acceptable to the Custodian and Buyer.

        "Contract" means the retail installment sale contract, or the promissory note and related security agreement, relating to a Financed Vehicle.

        "Custody Agreement" shall refer to the Custody Agreement, by and among Seller, Buyer and the Custodian, providing for the custody of records relating to Eligible Assets, as the same may be amended, supplemented or otherwise modified from time to time.

        "Custodial Confirmation Statement" shall refer to the confirmation statement issued by the party named as custodian in the Custody Agreement that evidences ownership of the Eligible Assets indicated thereon.

        "Custodian" shall refer to Bankers Trust Company of California, N.A. and its permitted successors as custodian under the Custody Agreement.

        "Custodian's Asset File" shall, as to each Eligible Asset, have the meaning set forth in Section 2 of the Custody Agreement.

        "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related receivable to Onyx under an existing Dealer Agreement.

        "Dealer Agreement" means each agreement between a Dealer and Onyx, substantially in the form of Exhibit F hereto.


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        "Dry Eligible Asset" shall refer to an Eligible Asset with respect to which the Required Documents are in the Custodian's custody.

        "Eligible Assets" shall mean Purchased Auto Loans subject to the Agreement.

        "Financed Vehicle" shall mean a new or used automobile or light duty trucks (including all accessories thereto) that is the subject of an Auto Loan.

        "GAAP" shall mean generally accepted accounting principles consistently applied.

        "Guarantee" shall mean the guarantee of Onyx to be delivered pursuant to Paragraph 7(c)(viii).

        "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

        "LIBOR" shall mean the London Interbank Offered Rate for one-month
                United States Dollar deposits as set forth on page 8695 of Knight-Ridder as of 8:00 a.m., New York City time, on the date of determination.


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        "Lien Certificate" means, as to each Financed Vehicle, the application for title, the existing title, the lien entry form or the receipt of registration, in each case noting the lien of Onyx on the Financed Vehicle.

        "List of Auto Loans" shall be as defined in Paragraph 3 of these Supplemental Terms.

        "Master Assignment Agreement" shall mean the Master Assignment
                Agreement, dated as of February 4, 1998, between Seller and Buyer.

        "MLMCI" shall refer to Merrill Lynch Mortgage Capital Inc.

        "Net Worth" shall refer to the sum of equity and subordinated debt of Onyx, each as determined in accordance with GAAP on a consolidated basis less the sum of (i) intercompany receivables,
                (ii) loans to officers or employees of Onyx, (iii) good will and
                (iv) deferred taxes.

        "Obligor" means, with respect to any Eligible Asset, the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the applicable Purchased Auto Loan.

        "Onyx" shall mean Onyx Acceptance Corporation.

        "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).1

        "Purchased Auto Loan" shall mean each Auto Loan purchased hereunder.

        "Required Documents" means the documents relating to each Eligible Asset
                (other than a Wet Eligible Asset) that are required to be delivered to the Custodian under the Custody Agreement.

        "Securities" shall be deemed to mean Eligible Assets and, notwithstanding the use of the term "Securities" in the Master Repurchase Agreement, in no event shall such Eligible Assets be deemed to be securities for the purposes of any securities or blue sky laws.

        "Seller" shall refer to Onyx Acceptance Funding Corporation.


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        "Seller's Affiliate" shall mean C.U. Acceptance Corporation or ABNI,
                Inc., as applicable.

        "Seller's Origination Guide" shall refer to the origination guide of Onyx for Auto Loans in the form most recently accepted in writing by Buyer.

        "Seller's Physical Damage Policy" shall mean the blanket insurance policy of Seller covering physical damage with respect to all Financed Vehicles in the form attached hereto as Exhibit E.

        "Servicer" means the servicer of the Eligible Assets, which may be Onyx and which servicer shall be acceptable to Buyer in its sole discretion.

        "Transaction" shall, in addition to the definition set forth in the Repurchase Agreement, refer to substitutions pursuant to Paragraph 9 of the Repurchase Agreement.

        "Wet Eligible Assets" shall mean Eligible Assets with respect to which the Required Documents are not in the Custodian's custody on the related Purchase Date.

CONFIRMATIONS. Each Confirmation shall be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within one (1) business day after the objecting party's receipt of such Confirmation. In the case of Transactions involving Auto Loans, the Eligible Assets shall be identified on a detailed listing to be provided by Seller to Buyer (a "List of Auto Loans") and may be identified in the related Confirmation by reference to such lists.

MARGIN MAINTENANCE.

        Paragraph 4(b) of the Repurchase Agreement is hereby modified to provide that if the notice to be given by Buyer to Seller under such paragraph is given at or prior to 10:00 a.m., New York City time, Seller shall transfer the Additional Eligible Assets to Buyer prior to the close of business in New York City on the date of such notice, and if such notice is given after 10:00 a.m., New York City time, Seller shall transfer the Additional Eligible Assets prior to the close of business in New York City on the business day immediately following the date of such notice. The Custody Agreement shall set forth further terms and provisions relating to Buyer's and Seller's rights and obligations under Paragraph 4 of the Repurchase Agreement.


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        Paragraph 4 of the Repurchase Agreement is hereby modified by adding the following at the end thereof:

                        "(f)In the event that Seller fails to comply with the provisions of this Paragraph 4, Buyer shall not enter into any additional Transactions hereunder after the date of such failure."

INCOME PAYMENTS. Paragraph 5 of the Repurchase Agreement is hereby modified to provide that, so long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all payments of principal and interest and principal prepayments payable to the holder of the Eligible Assets. Upon the occurrence of an Event of Default, payment of principal and interest and principal prepayments shall be paid directly to Buyer.

ASSIGNMENT; INTENT OF THE PARTIES; SECURITY INTEREST.

        Seller hereby assigns and transfers to Buyer, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Seller, the Eligible Assets subject to each Transaction including, without limitation, the Contracts relating to the Purchased Auto Loans that are subject to each Transaction.

        In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Seller shall have granted to Buyer, and the Seller hereby does grant to Buyer, all right title and interest of Seller in and to, and a lien upon and a continuing and security interest in, all of Seller's right title and interest to the Eligible Assets, all rights with respect thereto and all proceeds thereof.

        Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code.

        In the event that Buyer elects to engage in repurchase transactions with the Eligible Assets or otherwise elects to pledge or hypothecate such Eligible Assets, Seller shall, at the request of Buyer and at the expense of Seller, provide Buyer's counterparty in such repurchase transaction with an opinion of counsel to the effect that such counterparty has a perfected first priority security interest in the Eligible Assets.


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        Notwithstanding Paragraph 9(b) of the Repurchase Agreement, it is the
                intention of the parties that the Custodian, rather than Seller, shall maintain custody of the Purchased Securities pursuant to the Custody Agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS.

        Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

                The execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the Agreement) upon or with respect to any of its properties; and

        The Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of the Agreement.

        Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

        The documents disclosed by Seller to Buyer pursuant to the Agreement are either original documents or genuine and true copies thereof;

        Seller is a separate and independent corporate entity from the Custodian named in the Custody Agreement, Seller does not own a controlling interest in such Custodian either directly or through affiliates and no director or officer of Seller is also a director or officer of such Custodian;

        None of the Purchase Price for any Eligible Assets will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and Seller has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

        Each Auto Loan conforms to the current market standards of institutional securitization applicable to auto loans similar in nature to the Auto Loans;


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        Each Auto Loan was underwritten in accordance with the written underwriting standards of Seller's Origination Guidelines furnished by Seller to Buyer, and no change to such underwriting standards has occurred since the date of the last written revision to such standards was furnished to Buyer by Seller or on behalf of Seller;

        Since the date of the most recent consolidated financial statement of Onyx, delivered by it pursuant to Paragraph 11 of these Supplemental Terms, there has been no material adverse change in the financial condition or results of operations of Seller or Onyx;

        Seller shall be at the time it delivers any Eligible Assets for any Transaction, and shall continue to be, through the Purchase Date relating to each such Transaction, the legal and beneficial owner of such Eligible Assets, free of any lien, security interest, option or encumbrance except for the security interest created by or pursuant to the Agreement;

        Seller has taken all action with respect to the Agreement, the Custody
                Agreement and the transactions contemplated hereby and thereby in order to comply with the provisions of all applicable law;

        The aggregate outstanding Repurchase Price for Eligible Assets subject to the Agreement as of any date that are Wet Eligible Assets does not exceed (1) during each of the first three business days after a periodic securitization of Eligible Assets by Seller or an Affiliate, $500,000 for each such business day and (2) in all other cases, $1,500,000;

        Onyx and each Seller's Affiliate has all applicable licenses and other authority to originate the Contracts originated by it and sell such Contracts to Seller pursuant to the applicable Affiliate Purchase Agreement;

        Seller is a wholly owned subsidiary of Onyx and Seller's only business is to purchase and sell Eligible Assets as contemplated hereby;

        The chief executive office of Seller is located in the State of California;


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        The Seller's Physical Damage Policy is in the form of Exhibit E hereto, as amended from time to time (so long as each such amendment shall have been provided to Buyer) and is in full force and effect and covers all Eligible Assets;

        There exists for each Eligible Asset, other than Contracts originated by a Seller's Affiliate, a fully executed Dealer Agreement in the form of Exhibit F hereto;

        The Affiliate Purchase Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms; and

        Buyer is a third party beneficiary to the Affiliate Purchase Agreement and is entitled to enforce the rights of Seller thereunder.

        Seller covenants with Buyer, from and after the date of the Agreement, as follows:

        Seller will take all actions necessary with respect to the Agreement, the Custody Agreement and the transactions contemplated hereby and thereby in order to maintain compliance with the provisions of all applicable law;

        Seller shall immediately notify Buyer if an Event of Default or an event contemplated by Paragraph 9 of these Supplemental Terms shall have occurred;

        Seller shall deliver a Computer Tape relating to the Custody Agreement to Buyer with such frequency as Buyer may require but in no event less frequently than bi-monthly;

        Seller shall deliver to Buyer a Weekly Report on the first business day of each week during the term of the Agreement;

        Seller shall not permit any change in its ownership without the prior written consent of Buyer;

        Seller shall notify Buyer in writing at least sixty (60) days prior to any termination or attenuation of the Seller's Physical Damage Policy;

        Seller shall cause Onyx to deliver to Buyer, in writing within thirty
                (30) days after the end of each calendar month, a certificate of an authorized


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                officer to the effect that none of the events contemplated by
                Paragraph 8(a)(ix) or (x) have occurred and are continuing;

        Seller shall cause Onyx to deliver to Buyer, in writing within thirty
                (30) days after the end of each calendar quarter, a certificate of an authorized officer to the effect that the events contemplated by Paragraph 8(a)(viii) have not occurred; and

        Seller shall proceed in good faith to cause Onyx amend Onyx's existing warehouse agreements so as to enable Onyx to provide to Buyer a guaranty substantially in the form of Exhibit D hereto, and after such amendments have been made Seller shall cause Onyx to provide such guaranty to Buyer.

EVENTS OF DEFAULT.

        The term "Event of Default" shall, in addition to the definition set forth in the Repurchase Agreement, include the following events:

        Any governmental or self-regulatory authority shall take possession of Buyer or Seller or Onyx or their property or appoint any receiver, conservator or other official, or such party shall take any action to authorize any of the actions set forth in this clause (i).

        Buyer shall have reasonably determined that Seller (or, when the Guarantee is provided, Onyx) is or will be unable to meet its commitments under the Agreement (or, in the case of Onyx, the Guarantee), shall have notified Seller (or Onyx, as and when applicable) of such determination and such party shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within 24 hours.

        The Agreement shall for any reason cease to create a valid, first priority security interest in any of the Eligible Assets purported to be covered thereby.

        A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against Seller or Onyx, and the same remains undischarged for a period of sixty (60) days during which execution of such judgment is not effectively stayed.


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        Any representation or warranty made by Seller in the Agreement or any
                Custody Agreement shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated.

        Any covenant made by Seller in the Agreement or any Custody Agreement shall have been breached in any material respect.

        Any event of default or any event which with notice, the passage of time or both shall constitute an event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which Seller or Onyx is bound or affected shall occur and be continuing including, without limitation, any such agreement of Seller or Onyx to which Buyer or any of its affiliates is a party.

        Onyx shall experience losses or changes in its financial condition
                (exclusive of amounts withdrawn for payment of taxes due and payable by the shareholders of Onyx) that cause its Net Worth for any two consecutive calendar quarters to be less than or equal to 80% of its Net Worth as of the commencement of such period.

        The ratio of Onyx's total Indebtedness to Onyx's Net Worth determined as of the end of each calendar month shall exceed 8:1.

        Onyx's Net Worth shall at any time be less than $30,000,000.

        Upon the occurrence and during the continuance of an Event of Default by
                Seller:

        All rights of Seller to receive payments which it would otherwise be authorized to receive pursuant to Paragraph 5 of these Supplemental Terms shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller.

        All payments which are received by Seller contrary to the provisions of the preceding clause (i) shall be received in trust for the benefit of Buyer and shall be segregated from other funds of Seller.


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        Buyer may exercise any self-help remedies permitted by applicable law.

        The parties hereby agree that sales of Eligible Assets under Paragraph
                11(d)(i) of the Repurchase Agreement shall be deemed to include and permit sales of Eligible Assets pursuant to a securities offering.

        Buyer may, in its sole discretion upon the occurrence and during the continuation of an Event of Default hereunder, proceed against any assets held by it under any agreement between Buyer or any of its affiliates and Seller (including, without limitation, the Master Assignment Agreement) and shall have a right of set-off against any amounts owed by Buyer or any such affiliate to Seller under any such agreements. In addition, the parties agree that Buyer may, in its sole discretion upon the occurrence and during the continuation of an event of default under any agreement between Buyer or any of its affiliates and Seller or any of its affiliates (including, without limitation, the Master Assignment Agreement), proceed against any assets held by it hereunder and shall have a right of set-off against any amount owed by Buyer to Seller hereunder.

EVENTS OF TERMINATION.

        At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for each Transaction under the Agreement shall be deemed to immediately occur in the event that:

                In the judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller or Onyx;

        Buyer shall request written assurances as to the financial well-being of Seller or Onyx and such assurances shall not have been provided within 24 hours of such request;

        Seller or Onyx shall be in default with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default could materially adversely affect the financial condition of such party (which covenants include, but are not limited to, an Act of Insolvency of Seller or Onyx or the failure of Seller or Onyx to


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                make required payments under such contract or agreement as they become due);

        The senior debt obligations or short-term debt obligations of Merrill
                Lynch & Co., Inc. shall be rated below the four highest generic grades (without regard to any pluses or minuses reflecting gradations within such generic grades) by any nationally recognized statistical rating organization;

        Any representation or warranty made by Seller in the Agreement or any Custody Agreement shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated;

        Seller shall fail to promptly notify Buyer of (i) the acceleration of any debt obligation or the early termination of any credit facility of Seller or Onyx; (ii) the amount and maturity of any such debt assumed after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving Seller or Onyx; and (iv) any other developments which might reasonably be expected to materially and adversely affect the financial condition of Seller or Onyx;

        Seller shall have failed to comply in any material respect with its obligations under the Custody Agreement; or

        At any time after the issuance of the Guarantee, Onyx shall have failed to comply in any material respect with its obligations under the Guarantee.

        The events specified in Paragraph 9(a) of these Supplemental Terms which may, at the option of Buyer, cause an acceleration of the Repurchase Date for a Transaction shall be in addition to any other rights of Buyer to cause such an acceleration under the Agreement.

FINANCIAL STATEMENTS.  Seller shall furnish, or cause to be furnished, to Buyer:

                as soon as available and in any event within sixty (60) days after the close of each of the first three (3) quarters of each fiscal year of Seller, Onyx's applicable quarterly Form 10-Q as filed with the Securities and Exchange Commission, including the consolidating statements for the Seller, subject to normal recurring year-end audit adjustments, and as prepared in accordance with GAAP; and


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                as soon as available and in any event within one hundred and twenty (120) days after the close of each fiscal year of Onyx, a consolidated audited balance sheet of Onyx, a consolidated audited statement of income of Onyx and an audited consolidated statement of changes in financial position of Onyx's consolidated financial group as at the end of and for the fiscal year just closed, setting forth the corresponding figures of the previous fiscal year, if applicable, in comparative form, all in reasonable detail and certified (without any qualification or exception deemed material by MLMCI); by independent public accountants selected by Onyx and reasonably satisfactory to MLMCI.

MINIMUM AND MAXIMUM TRANSACTION AMOUNTS; MARGIN. With respect to all
        Transactions hereunder:

        The minimum amount of any Transaction under the Agreement shall have an aggregate Repurchase Price of $1,000,000;

        The aggregate outstanding Repurchase Price for the Eligible Assets subject to the Agreement at any one time shall not exceed $100,000,000; and

        Buyer's Margin Percentage with respect to each category of Eligible
                Assets shall be as mutually agreed upon by Buyer and Seller.

REPURCHASE PRICE; PRICE DIFFERENTIAL. The Repurchase Price as of any date shall include that portion of the Price Differential that has accrued but has not been paid. The Price Differential shall accrue, be calculated and be compounded on a daily basis for each Purchased Security (such calculation to be made on the basis of a 360-day year and the actual number of days elapsed). The Price Differential shall be payable monthly in arrears to Buyer with respect to each Transaction. The Price Differential for any Transaction shall, unless otherwise agreed by the parties, be equal to the product of (i) the Repurchase Price (which shall be the Purchase Price increased by the accrued and unpaid Price Differential) and (ii) a per annum percentage seventy-five (75) basis points (or such other number of basis points as Buyer and Seller shall mutually agree) in excess of LIBOR. Payment of the Price Differential to Buyer shall be made by wire transfer in immediately available funds.


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ADDITIONAL INFORMATION.

        At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Security that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) business days after the date of such request.

        Seller agrees to provide Buyer from time to time with such information concerning Seller of a financial or operational nature as Buyer may reasonably request.

        Seller shall provide Buyer with copies of all filings made by or on behalf of Seller or any entity that controls Seller, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

TRANSACTION PROCEDURES. Buyer may, in its sole discretion, reject any Security from inclusion in a Transaction hereunder for any reason.

OPINIONS OF COUNSEL. Seller shall, on the date of the first Transaction hereunder and, upon the request of Buyer, on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any Person or entity that purchases the Eligible Assets from Buyer in a repurchase transaction, a favorable opinion of counsel to Seller and Onyx with respect to the matters set forth in Exhibit A hereto, in form and substance reasonably acceptable to Buyer.

ADDITIONAL CONDITIONS. Prior to entering into the initial Transaction under the Agreement, Seller shall cause each of the following conditions to occur:

        A Custody Agreement in a form satisfactory to Buyer shall have been executed and delivered by the parties thereto;

        Seller shall have disclosed information satisfactory to Buyer with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of Seller;

        Seller shall have delivered to Buyer an undated letter to Seller's archivist authorizing and directing such archivist to make available to Buyer and its agents all printouts and all computer software pertaining to the Eligible Assets; and

        The Custodian shall have delivered to Buyer a Custodial Confirmation
                Statement relating to the Eligible Assets subject to the Transaction (which, in the case of Wet Eligible Assets, need only list the Wet Eligible Assets that Seller has advised the Custodian have been sold to Buyer hereunder).

REPURCHASE TRANSACTIONS. Buyer may in its sole election engage in repurchase transactions with the Eligible Assets or otherwise pledge or hypothecate the Eligible Assets with a counterparty of Buyer's choice; provided, however, that no such transaction by Buyer shall relieve Buyer of its obligations to Seller in connection with the repurchase by Seller of any Eligible Assets in accordance with the terms of the Agreement.

NEW YORK JURISDICTION; WAIVER OF JURY TRIAL. Seller agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of the Agreement. Buyer and Seller each hereby waives the right of trial by jury in any litigation arising hereunder.

SERVICING ARRANGEMENTS.

        The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the Eligible Assets contemplated hereby, Seller shall cause the Eligible Assets to continue to be serviced for the benefit of Buyer and, if Buyer shall exercise its rights to sell the Eligible Assets pursuant to the Agreement prior to the related Repurchase Date, Buyer's assigns; provided, however, that the obligation of Seller to cause Eligible Assets to be serviced for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

        Seller shall cause the Eligible Assets to be serviced in accordance with the servicing standards for similar assets employed by prudent servicers in the auto loan industry for similar assets.

        Seller shall cause the Servicer to enforce the rights of the owner of the Eligible Assets in accordance with the standards of a prudent lender in the auto loan industry.

        Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee, servicing fee or any other amount to Seller, Onyx or any Servicer, (i) sell its right to the Eligible Assets on a servicing released basis or (ii) terminate the Servicer of the Eligible Assets with or without cause.

        Each Servicer of Eligible Assets must be approved by Buyer.

        FURTHER ASSURANCES. Seller shall promptly provide such further assurances or agreements as Buyer may request in order to effect the purposes of the Agreement.

        BUYER AS ATTORNEY-IN-FACT. Buyer is hereby appointed to act after the occurrence and during the continuation of an Event of Default as the attorney-in-fact of Seller for the purpose of carrying out the provisions of the Agreement and taking any action and executing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power after the occurrence and during the continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Purchased Securities and to give full discharge for the same.

        TERMINATION. Notwithstanding any provisions of Paragraph 15 of the Master Repurchase Agreement to the contrary, the Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring eleven calendar months and twenty-nine days after the date as of which the Agreement is entered into; provided, however, that the Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer and Seller; and provided further, however, that no such party shall be obligated to agree to such an extension.

        BINDING TERMS. All of the covenants, stipulations, promises and agreements in the Agreement shall bind the successors and assigns of the parties hereto, whether expressed or not.

        NOTICES AND OTHER COMMUNICATIONS. Any provision of Paragraph 13 of the
                Repurchase Agreement to the contrary notwithstanding, any notice required or permitted by the Agreement shall be in writing (including telegraphic, facsimile or telex communication) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth in Annex II attached hereto.

        INCORPORATION OF TERMS. The Repurchase Agreement as supplemented hereby shall be read, taken and construed as one and the same instrument.

        EXPENSES. Seller shall pay its own expenses and all reasonable out-of-pocket costs and expenses (including fees and disbursements of counsel): (1) of Buyer incident to the preparation and negotiation of the Agreement, the Custody Agreement, any documents relating thereto, any amendments or waivers thereto, the performance of due diligence reviews with respect to the Eligible Assets and the protection of the rights of Buyer thereunder(provided, however, that Seller shall not be liable for such out-of-pocket costs and expenses in excess of $35,000) and (2) of Buyer incident to the enforcement of payment of amounts due under the Agreement or the Custody Agreement, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving Seller. Notwithstanding any provision hereof to the contrary, the obligations of Seller under this Paragraph 26 shall be effective and enforceable whether or not any Transaction remains outstanding and shall survive payment of all other obligations owed by Seller to Buyer.

        COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                                                                       EXHIBIT A


                     OPINIONS OF COUNSEL TO SELLER AND Onyx

     [Opinions regarding the Guarantee shall be provided after the Guarantee is issued.]


Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Custody Agreement. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller and its subsidiaries, considered as a whole.

Onyx is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Guarantee. Onyx is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Onyx and its subsidiaries, considered as a whole.

The execution, delivery and performance by Seller of the Agreement and the Custody Agreement (a) has been duly authorized by all necessary corporate action on the part of Seller, (b) does not and will not violate, or result in a breach of (1) the Certificate of Incorporation or Bylaws of Seller, (2) the provisions of the Delaware General Corporate Law or any California, New York or federal law, rule or regulation applicable to Seller (other than California, New York and federal securities laws, as to which no opinion is expressed) or (3) to the best of counsel's knowledge, any order of any court or other governmental authority to which Seller is a party or by which Seller or any of its properties are bound or subject, where, in the case of items
        (2) and (3), such violation or breach could have a material and adverse effect on the ability of Seller to perform its obligations under the Agreement or the Custody Agreement and (c) will not conflict


                                     A-1-1
        with, or result in a breach, violation or acceleration of, or constitute a default under any material agreement to which Seller is a party or by which Seller is bound.

The execution, delivery and performance by Onyx of the Guaranty (a) has been duly authorized by all necessary corporate action on the part of Onyx,
        (b) does not and will not violate, or result in a breach of (1) the Certificate of Incorporation or Bylaws of Onyx, (2) the provisions of the Delaware General Corporation Law, or any California, New York or federal law, rule or regulation applicable to Onyx (other than California, New York and federal securities laws, as to which counsel expresses no opinion) or (3) to the best of counsel's knowledge, any order of any court or other governmental authority to which Onyx is a party or by which Onyx or any of its properties are bound or subject, where in the case of items (2) and (3) above, such violation or breach could have a material and adverse effect on the ability of Onyx to perform its obligations under the Guaranty and (d) will not conflict with, or result in a breach, violation or acceleration of, or constitute a default under any of the material agreements to which Onyx is a party or by which it is bound.

Each of the Agreement and the Custody Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

No authorization, consent approval, license, filing or registration with any governmental or regulatory authority or agency is required under California, New York or federal law for the validity of the execution and delivery of, or performance by Seller of its obligations under the Agreement and the Custody Agreement (except (a) such as have been received or made, (b) such as may be required under California, New York or federal securities laws, as to which no opinion is expressed, and (c) such filings of financing or continuation statements as may be required to be made under the Uniform Commercial Code in any jurisdiction).

The Guaranty has been duly executed and delivered by Onyx and constitutes the legal, valid and binding obligation of Onyx enforceable against Onyx in accordance with its terms.


                                     A-1-2

To the best of counsel's knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against Seller which could reasonably be expected to interfere with or materially and adversely affect the consummation of the transactions contemplated in the Agreement or the Custody Agreement.

To the best of counsel's knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against Onyx which could reasonably be expected to interfere with or materially and adversely affect the consummation of the transactions contemplated in the Guaranty.

Assuming this Agreement does not transfer an ownership interest in a Purchased
        Auto Loan, the Agreement creates in favor of Buyer a security interest under the Uniform Commercial Code as currently in effect in the State of New York. Upon delivery of a List of Auto Loans as required by the Custody Agreement, the conveyance from time to time of Auto Loans described on such List of Auto Loans by Seller to the Custodian, on behalf of Buyer, in the State of California will perfect the security interest in favor of Buyer under the Uniform Commercial Code as currently in effect in the State of California (the "California UCC") and, assuming Buyer acquires its security interest in such Purchased Auto Loan in the ordinary course of its business and that Buyer acts without knowledge that the specific Purchased Auto Loan is subject to a security interest (other than the security interest in favor of Buyer), such security interest of Buyer will be prior to any security interest which may be perfected under Article 9 of the California UCC.


                                     A-1-3

                                                                       EXHIBIT B


                         REPRESENTATIONS AND WARRANTIES

        Characteristics of Eligible Assets. Each Eligible Asset (A) was fully and properly executed by the parties thereto, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (C) is fully amortizing and provides for level monthly payments which, if made when due, shall fully amortize the amount financed over the original term and (D) provides for, in the event that such Eligible Asset is prepaid in full, payment of an amount that fully pays the principal balance and includes accrued but unpaid interest at least through the date of prepayment in an amount at least equal to its annual percentage rate. If such Eligible Asset was originated by a dealer, such Eligible Asset, to the knowledge of Seller, was originated by the dealer for the retail sale of a Financed Vehicle in the ordinary course of such dealer's business, was purchased by Seller from such dealer for new value under a Dealer Agreement and was validly assigned by the dealer to Seller. To the knowledge of Seller, such dealer had all necessary licenses and permits to originate Eligible Assets in the state where such dealer was located. If such Eligible Asset was originated by an affiliate of Seller, such Eligible Asset was originated for value by such affiliate in the ordinary course of its business to finance the purchase of, or refinance, the related Financed Vehicle by the related Obligor. Such affiliate of Seller had all necessary licenses and permits to originate or purchase such Eligible Asset. Either the Eligible Assets constitute substantially all of the motor vehicle receivables owned by Seller or no adverse selection procedure was used in selecting the Eligible Assets from among the motor vehicle receivables owned by Seller.

        No Fraud or Misrepresentation. Each Eligible Asset was originated by a dealer or an affiliate of Seller and was sold by the dealer to Seller (if applicable) without any fraud or misrepresentation on the part of such dealer.

        Compliance with Law. To the knowledge of Seller, all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, the state motor vehicle retail installment sales act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Eligible Assets and each and every sale of Financed Vehicles, have been complied with in all material respects, and each Eligible Asset and the sale of the Financed Vehicle evidenced by each Eligible Asset complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

        Origination. Each Eligible Asset was originated in the United States.

        Binding Obligation. Each Eligible Asset represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and all parties to each Eligible Asset had full legal capacity to execute and deliver such Eligible Asset and all other documents related thereto and to grant the security interest purported to be granted thereby.

        No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

        Obligor Bankruptcy. At the Purchase Date, no Obligor had been identified on the records of Seller as being the subject of a current bankruptcy proceeding.

        List of Auto Loans. The information set forth in the List of Auto Loans is true and correct in all material respects as of the date of such list.

        Marking Records. By the Purchase Date, Seller will have caused the portions of its electronic ledger relating to the Eligible Assets to be clearly and unambiguously marked to show that the Eligible Assets have been sold to Buyer under the Master Repurchase Agreement.

        Computer Tape. The Computer Tape was complete and accurate as of the date of such tape and includes a description of the same Eligible Assets that are described in the related List of Auto Loans.

        Chattel Paper. The Eligible Assets constitute chattel paper within the meaning of the UCC as in effect in the states in which the Obligors reside.

        One Original. There is only one original executed copy of each Contract.

        Eligible Assets in Force. No Eligible Asset has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Eligible Asset has not been released from the lien of the related Eligible Asset in whole or in part. No provisions of any Eligible Asset have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Eligible Asset File. No Eligible Asset has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

        Lawful Assignment. No Eligible Asset was originated in, or is subject to the laws of, any jurisdiction the laws of which (a) would make unlawful, void or voidable the sale, transfer and assignment of such Eligible Asset under this Agreement or (b) would impair the validity or enforceability of any Eligible Asset because of any such sale, transfer or assignment.

        Good Title. No Eligible Asset has been sold, transferred, assigned or pledged by Seller to any Person; immediately prior to the transfer thereof pursuant to this Agreement, Seller had good and indefeasible title to and was the sole owner of each Eligible Asset, free of any Lien and such title is freely assignable pursuant to the terms hereof; immediately upon the transfer and assignment thereof herein contemplated, Buyer shall have full ownership of and good and marketable title to each Eligible Asset, free and clear of all Liens and rights of others, and the transfer and assignment herein contemplated has been perfected under the UCC. Neither Seller nor any dealer has a participation in, or other right to receive, payments or proceeds in respect of any Eligible Asset. Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under any related insurance policies or the related Dealer Agreements or to payments due under such Eligible Assets.

        Security Interest in Financed Vehicle. Each Eligible Asset has created a valid, binding and enforceable first priority security interest in favor of Seller in the related Financed Vehicle, which is in full force and effect. Each Lien Certificate contained in the Custodian's Asset Files shows Seller, Onyx or a Seller's Affiliate named as the original secured party under each Eligible Asset and as the holder of a first priority security interest in such Financed Vehicle.

Seller's security interest in each Financed Vehicle has been validly assigned by Seller to Buyer pursuant to this Agreement.

        All Filings Made; Valid Security Interest. All filings (including UCC filings) necessary in any jurisdiction to give Buyer a first perfected ownership interest in the Eligible Assets have been made.

        No Impairment. Seller has not done and will not do anything to convey any right to any Person that would result in such Person having a right to payments due under a Eligible Asset or otherwise to impair the rights of Buyer in any Eligible Asset or the proceeds thereof.

        No Release. No Eligible Asset is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to Seller with respect to such Eligible Asset.

        No Defenses. No Eligible Asset is subject to any right of rescission, setoff, counterclaim or defense and, to the knowledge of Seller, no such right has been asserted or threatened with respect to any Eligible Asset. The operation of the terms of any Eligible Asset or the exercise of any right thereunder will not render the Eligible Asset unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, and to the knowledge of Seller, no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

        No Default. To the knowledge of Seller, there has been no default, breach, violation or event permitting acceleration under the terms of any Eligible Asset (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Eligible Asset, and there has been no waiver of any of the foregoing. As of the related Purchase Date, no Financed Vehicle had been repossessed.

        Insurance. As of the Purchase Date, each Financed Vehicle is covered by a vendor's single interest insurance policy (i) that provides coverage as to such Financed Vehicle in an amount at least equal to the lesser of (a) the value of such Financed Vehicle or (b) the principal amount due from the Obligor under the related Eligible Asset, (ii) naming Seller and its successors and assigns as loss payees and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and such coverage will not be voided or voidable due to the sales or pledges of the related Eligible Asset pursuant to this Agreement. Each Eligible Asset requires the Obligor to maintain physical loss and damage insurance, naming Seller and its successors and assigns as additional insured parties, and each Eligible Asset permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle was or had previously been insured under a policy of force-placed insurance on the related Purchase Date.

        Past Due. At the Purchase Date, no Eligible Asset is more than 30 days past due.

        No Liens. There are no Liens or claims which have been filed, and, to the knowledge of Seller, none pending or threatened to be filed, for work, labor, materials or unpaid state or federal taxes affecting the vehicle securing any Eligible Asset which are or may become liens prior or equal to the lien of the Eligible Asset.

        Remaining Principal Balance. At each Purchase Date, the principal balance of each Eligible Asset set forth in the List of Auto Loans is true and accurate in all material respects.

                                                                       EXHIBIT C


                             WEEKLY ACTIVITY REPORT

Reporting Period (_____________ - _____________) Friday to Friday

                Beginning Repurchase Price

        Buyer's Market Value (date - attach mark-to-market output)

        Par Value of Eligible Assets (adjusted monthly for principal payments)

                The lesser of 2 or 3.

                Additions

                +the lesser of Buyer's Market Value or the par value of Purchased Securities (includes Additional Purchased Securities and replacement Purchased Securities) - attach Confirmations

                +Margin Deficit (if applicable)

                +cumulative accrued Price Differential (Interest)

                Subtractions

                -the par value of Repurchased Securities - attach Confirmations

                -par value of Eligible Assets

                -par value of Eligible Assets - 120 day limitation

                -Income payments attributable to principal (reported monthly - attach master servicer report)

                -Margin Excess (if applicable)

                -cumulative paid Price Differential (Interest)

        Aggregate Eligible Assets par value (summation of 4, 5, & 6)

        The reciprocal of Buyer's Margin Percentage divided by 100.

                                                                       EXHIBIT D


                           ONYX ACCEPTANCE CORPORATION
                            8001 IRVINE CENTER DRIVE
                                   FIFTH FLOOR
                            IRVINE, CALIFORNIA 92618




                                                  February __, 1998


Merrill Lynch Mortgage Capital Inc.
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281


Gentlemen:

        This letter will confirm that Onyx Acceptance Corporation, a Delaware corporation ("Onyx"), agrees to absolutely and unconditionally guaranty to Merrill Lynch Mortgage Capital Inc. and any of its affiliates (collectively, the "Beneficiary"), the full and prompt payment and performance of the obligations, undertakings and liabilities of Onyx Acceptance Funding Corporation, a Delaware corporation ("Assignor"), arising under the terms and provisions of a Master Repurchase Agreement (the "Agreement"), dated as of February 4, 1998 by and between Assignor and Merrill Lynch Mortgage Capital Inc. ("MLMCI"), in an amount not to exceed 10% of the aggregate outstanding amount owed by Assignor to MLMCI under the Agreement (such obligations, undertakings and liabilities are herein referred to as the "Guarantied Obligations"). Onyx hereby expressly consents to any amendment to the Agreement as may be agreed upon by Assignor and MLMCI and waives notice of any such amendment. A copy of the Agreement is attached hereto as Exhibit A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Agreement.

        Onyx hereby represents and warrants to you that Assignor is a direct or an indirect wholly-owned subsidiary of Onyx.

        Onyx hereby agrees that if Assignor shall fail at any time to make due and punctual payment to the Beneficiary of any Guarantied Obligation or if Assignor shall fail at any time to perform any other Guarantied Obligation to the Beneficiary, Onyx will forthwith pay such amount and perform such obligation without demand therefor.

        Onyx covenants and agrees to immediately notify MLMCI if a representation, warranty or covenant of Assignor under Agreement has been breached or if an Event of Default shall have occurred.
        Onyx, to the extent permitted by law, hereby waives any requirement that the Beneficiary take legal action against Assignor before enforcing this guaranty; agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Guarantied Obligations or the dissolution, liquidation, reorganization or other change regarding the Assignor or the Assignor seeking protection, or having a case or proceeding commenced against it, under any law for the protection of debtors or creditors; waives diligence, presentment, demand for payment or performance, protest or notice or other formality of any kind whatsoever; waives filing of claims with any court in case of the insolvency, reorganization or bankruptcy of the Assignor;

waives any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of Onyx, including (but without typifying or limiting this waiver) failure by the Beneficiary to perfect a security interest in any collateral securing performance of any Guarantied Obligation and any delay by the Beneficiary in exercising any of its rights hereunder. Onyx covenants that this guaranty will not be discharged except by full and final payment and performance to the Beneficiary of all Guarantied Obligations incurred while it is effective, and agrees that this guaranty shall continue to be effective or be reinstated (as the case may be) if at any time all or any part of any payment or interest thereon or other performance by Assignor is avoided or must otherwise be restored by the Beneficiary. Onyx hereby further consents to any renewal or modification of any Guarantied Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this guaranty.

        Onyx agrees to pay on demand all out-of-pocket expenses (including legal fees and disbursements) incurred by the Beneficiary in connection with the enforcement and protection of its rights hereunder.

        This is a continuing guaranty and will remain in effect until thirty
(30) days after written notice of termination is received by Merrill Lynch Mortgage Capital Inc., Merrill Lynch World Headquarters, World Financial Center, North Tower, 8th Floor, New York, New York 10281, Attention: Timothy M. Loughlin. Any such termination shall not affect or reduce Onyx's obligations hereunder for any liability of Assignor that arose prior to the expiration of said thirty-day period. This guaranty shall terminate and shall be of no further force or effect upon full payment of all amounts due to MLMCI under the Agreement. This guaranty shall inure to the benefit of any successor of the Beneficiary and be binding on any successor or assignee of Onyx.

        This guaranty shall be governed by and construed in accordance with the laws of the State of New York. Onyx hereby agrees that (i) any dispute or controversy arising out of or relating to this guaranty, the Agreement or the Note shall be submitted to arbitration before the American Arbitration Association, (ii) the arbitration proceedings shall be conducted in New York, New York and (iii) the decision of the arbitrators shall be final and judgment may be entered on the award. In the event that such arbitration is unavailable, Onyx hereby submits to the jurisdiction of the United States Federal and New York State courts situated in the City, County, and State of New York and hereby agrees that any litigation arising out of or relating to this guaranty, the Agreement or the Note shall be brought in such courts. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the non-enforceability of any such other provision or agreement.

        Any demand by MLMCI for payment or performance by Onyx shall be by a written demand to Onyx, which shall be deemed to have been duly given if made by facsimile transmission to Onyx Acceptance Corporation, 8001 Irvine Center Drive, Fifth Floor, Irvine, California 92618, Attention: Don P. Duffy, Phone: (714) 450-5505, Fax: (714) 450-5530 or if personally delivered at or upon the fifth day after deposit in the mails, mailed by registered mail, postage prepaid, to Onyx Acceptance Corporation, 8001 Irvine Center Drive, Fifth Floor, Irvine, California 92618, Attention: Don P. Duffy.

                                       Very truly yours,

                                       ONYX ACCEPTANCE CORPORATION


                                       By:  _________________________
                                       Name:  _______________________
                                       Title:  ______________________

                                                                       EXHIBIT E


                         SELLER'S PHYSICAL DAMAGE POLICY

                                                                       EXHIBIT F


                            FORM OF DEALER AGREEMENT

                                                                       EXHIBIT G


                          AFFILIATE PURCHASE AGREEMENT

                                    ANNEX II


             Names and Addresses for Communications Between Parties



                      MERRILL LYNCH MORTGAGE CAPITAL, INC.
                        Merrill Lynch World Headquarters
                             World Financial Center
                             North Tower - 8th Floor
                            New York, New York 10281
                         Attention: Timothy M. Loughlin
                            Telephone: (212) 449-5939
                            Telecopy: (212) 449-6673

                                 with a copy to

                                 Michael A. Blum
                                    Director
                        Merrill Lynch World Headquarters
                             World Financial Center
                             North Tower - 8th Floor
                            New York, New York 10281
                            Telephone: (212) 449-8486
                            Telecopy: (212) 449-6673

                                       and

                              Michael P. Peck, Esq.
                                Brown & Wood LLP
                             One World Trade Center
                            New York, New York 10048
                            Telephone: (212) 839-5576
                            Telecopy: (212) 839-5599

                       ONYX ACCEPTANCE FUNDING CORPORATION
                            8001 Irvine Center Drive
                                   Fifth Floor
                            Irvine, California 92718
                             Attention: Don P. Duffy
                            Telephone: (714) 450-5505
                            Telecopy: (714) 450-5530


                                      II-1